EXHIBIT 10.4

AMENDMENT NO. 1 TO LEASE AGREEMENT
FOR
KEYES, CALIFORNIA
ETHANOL PRODUCTION FACILITY

This Amendment No. 1 to Lease Agreement (“Amendment”) is entered into as of this 29th day of October, 2010, by and between Cilion, Inc., a Delaware corporation (hereinafter “Landlord”), AE Advanced Fuels Keyes, Inc., a Delaware corporation (hereinafter “Tenant”) and AE Advanced Fuels, Inc., a Delaware corporation (“Parent “Sub”), each of which are wholly-owned subsidiaries of AE Biofuels, Inc., a Nevada corporation (“Parent”).

RECITALS

A.   Landlord, Tenant and Parent entered into a Lease Agreement dated December 1, 2010 (the “Lease Agreement”).

B.    Landlord, Tenant and Parent entered into a Project Agreement dated December 1, 2010 (the “Project Agreement”), of which the Lease Agreement is a part.

C.    In accordance with the Project Agreement, Parent (on behalf of Tenant) has agreed to complete certain Repair and Retrofit Activities with respect to the Keyes Plant.

D.    In order to finance the Repair and Retrofit Activities, Project Company will need to consummate a senior debt financing in the principal amount of four million five hundred thousand dollars ($4,500,000) with Third Eye Capital Corporation or its affiliates (the “Third Party Financing”) and it is a condition to the effectiveness of this Amendment, among other conditions set forth herein, that such Third Party Financing is consummated, and Project Company shall have received the proceeds therefrom, on or prior to October 29, 2010.

    NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt of which is hereby acknowledged by each party, the parties hereby agree to the amendment the of Lease Agreement as follows:

DEMISE; TERM

Section 1.01 of the Lease Agreement shall be amended in part as follows:

Line 19: “July 31, 2010” shall be restated as “January 31, 2011”.

RENT

Section 2.05 shall be added as follows:

“Section 2.05  Progress Payment.  On or prior to October 29, 2010, Tenant shall pay Landlord as a progress payment (the “Progress Payment”) the amount of Two Hundred Fifty Thousand Dollars ($250,000) via wire transfer.  Starting January 1, 2011, Tenant shall pay Landlord additional Progress Payments in the amount of Two Hundred Fifty Thousand Dollars ($250,000) on the first day of every month until the Lease Commencement Date has occurred.  In the month in which the Lease Commencement Date occurs, the Progress Payment shall be applied to the Base Rent for the entire month and the first payment for the Base Rent for the partial month in which the Progress Payment was made shall be waived by Landlord.  The Progress Payment(s) are not a lease payment and are not deducted from future lease payments due under the Lease Agreement.  The January 1, 2011 Progress Payment will be amortized over a 5 month period beginning on the earlier of the Lease Commencement Date or February 1, 2011.  The failure to pay any Progress Payment when due shall be deemed a material breach of this Agreement by Tenant.”

DEFAULT

Section 17.01(A) of the Lease Agreement shall be amended AND RESTATED TO READ IN ITS ENTIRETY AS FOLLOWS:

(a)  in the event Rent or any Progress Payment is not made when due hereunder”.

WAIVER OF DEFAULT

Upon: (i) the payment to Landlord of $170,000 as reimbursement of insurance and other Keyes Plant-related expenses on or prior to October 21, 2010, and (ii) the payment to Seabourn Industrial of $82,000 and the release of the mechanic lien on the Keyes Plant on or prior to November 1, 2010, then Landlord hereby acknowledges that the defaults set forth in that certain letter dated July 27, 2010 and attached hereto shall have been cured.  Except as expressly provided herein, nothing contained herein shall be construed as a waiver by Landlord of any covenant or provision of the Lease Agreement, the Project Agreement, or of any other contract or instrument among the parties hereto, and the failure of Landlord at any time or times hereafter to require strict performance by the Tenant, Parent-Sub or Parent of any provision thereof shall not waive, affect or diminish any right of Landlord to thereafter demand strict compliance therewith.  Landlord hereby reserve all rights granted under the Project Agreement and any other contract or instrument between the Landlord and the Tenant, Parent-Sub and Parent.”

CONDITION OF EFFECTIVENESS

This Amendment shall become effective only upon satisfaction of the following conditions on or prior to October 29, 2010.  If any of the conditions set forth herein are not satisfied in full by October 29, 2010, this Amendment shall be null and void and no longer in force or effect.

1.  The Third Party Financing shall have been consummated and the Project Company shall have received the proceeds from such financing;

2.  Project Company shall have paid Landlord the sum of $500,000 representing the First Progress Payment and a prepayment of the Base Rent for the second and third month of the Term;

3.  The conditions to the effectiveness of Amendment No. 1 to the Project Agreement dated as of the date hereof shall have been satisfied in full.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to Lease Agreement the day and year first above written.

LANDLORD:

Cilion, Inc.,
a Delaware corporation

By:	/s/ Kevin H. Kruse
Kevin H. Kruse
Chairman and Chief Executive Officer

TENANT:

AE Advanced Fuels Keyes, Inc.,
a Delaware corporation

By:	/s/ Eric A. McAfee
Eric A. McAfee
Chairman and Chief Executive Officer

PARENT:

AE Biofuels, Inc.,
a Nevada corporation

By:	/s/ Eric A. McAfee
Eric A. McAfee
Chairman and Chief Executive Officer

PARENT SUB:

AE Advanced Fuels, Inc.,
a Delaware corporation

By:	/s/ Eric A. McAfee
Eric A. McAfee
Chairman and Chief Executive Officer

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